AIM UTILITIES FUND                                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :       811-3826
SERIES NO.:                9

72DD   1 Total income dividends for which record date passed during the period. (000's Omitted)
         Class A                                                         $ 1,681

       2 Dividends for a second class of open-end company shares
         (000's Omitted)
         Class B                                                         $   173
         Class C                                                         $   117
         Class Y                                                         $     8
         Investor Class                                                  $   773
         Institutional Class                                             $   173

73A    1 Dividends from net investment income
         Class A                                                          0.1725

       2 Dividends for a second class of open end company shares
         Class B                                                          0.1240
         Class C                                                          0.1251
         Class Y                                                          0.1903
         Investor Class                                                   0.1739
         Institutional Class                                              0.2115

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                           9,614

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                           1,309
         Class C                                                             933
         Class Y                                                              42
         Investor Class                                                    4,419
         Institutional Class                                                 806

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                         $ 13.66

       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                         $ 13.70
         Class C                                                         $ 13.81
         Class Y                                                         $ 13.77
         Investor Class                                                  $ 13.77
         Institutional Class                                             $ 13.66
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